UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2005

VENTURE CATALYST INCORPORATED

(Exact Name of registrant as specified in its charter)

Utah	0-11532	33-0618806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Camino De La Reina, Suite 418 San Diego, California	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 385-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Venture Catalyst Incorporated (the “Company”) entered into a letter agreement, dated October 12, 2005, with Ed Fasulo regarding his employment with the Company. Pursuant to the terms of the letter agreement, the Company hired Mr. Fasulo as its Executive Vice President of its Gaming Group, effective as of November 29, 2005. Mr. Fasulo will report directly to the Company’s Chief Executive Officer. The employment letter provides that Mr. Fasulo will receive an annual base salary of $290,000, a relocation allowance of up to $35,000 and be eligible to participate in the Company’s Annual Incentive Program commencing with respect to its fiscal year ending June 30, 2006. In addition, Mr. Fasulo will be eligible for consideration of equity based and discretionary bonus awards and entitled to participate in all of the Company’s standard employee benefit plans and programs. Mr. Fasulo’s employment is “at will” and may be terminated any time for any reason with or without notice. During employment with the Company, and for one year after termination of such employment, Mr. Fasulo has agreed not to solicit customers or employees of the Company on behalf of himself or any other person or entity other than the Company.

The foregoing description of the letter agreement is qualified in its entirety by reference to the letter agreement, which is filed herewith as Exhibit 99.1, and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Letter Agreement, dated October 12, 2005, between Venture Catalyst Incorporated and Ed Fasulo.

99.2	Press Release dated December 5, 2005 re: Ed Fasulo.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE CATALYST INCORPORATED

Date:December 5, 2005	By:	/s/ KEVIN MCINTOSH
Kevin McIntosh
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Letter Agreement, dated October 12, 2005, between Venture Catalyst Incorporated and Ed Fasulo.

99.2	Press Release dated December 5, 2005 re: Ed Fasulo.

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